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                                                                    EXHIBIT 16.1






The Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Amendment No. 1 to Registration Statement on Form SB-2
     Sonic Foundry, Inc.

Ladies and Gentlemen:

     We agree with the statements made by Sonic Foundry, Inc. in response to
Item 304(a), set forth in the section entitled "Experts" in the above-referenced Amendment No. 1.



                                             Williams Young & Associates LLC